Exhibit 99.1

Starco Brands (STCB) Announces Rob Floyd as Chief Mixology Officer

Renowned Mixologist and Performer Rob Floyd to Join the Company, Leading with the Upcoming Launch of WhipshotsTM

Santa Monica, CA (November 2, 2021) — Today, Starco Brands is proud to announce the appointment of Rob Floyd as Chief Mixology Officer. A new addition to the team, Floyd will bring a new level of valuable industry knowledge and craftsmanship to the brand with a portfolio of unique cocktails, flavor profiles and tasteful techniques while focusing on new product innovation. In his new role, Floyd will focus on the WhipshotsTM portfolio, conceptualizing cocktails and amplifying the playfully sophisticated experience for consumers. Debuting later this year, WhipshotsTM is a non-dairy, vodka-infused whipped cream that will add indulgence and luxury to any drink or party.

“Rob brings the same perfect cocktail of professionalism, knowledge and innovation to Starco Brands as he does to the bar and the stage,” says Ross Sklar, CEO of Starco Brands. “His experience in the spirits industry and notable creativity will complement WhipshotsTM and help Starco fill white space in the marketplace. We are thrilled to have him on board.”

A world-renowned mixologist and performer, Rob Floyd brings over 20 years of experience and a creative process that inspires the eyes and tastebuds. Floyd owns and operates a premier cocktail consulting and event hub dedicated to creating unforgettable beverage experiences. With three unique branches: Virtual Events, Consulting and Cocktail Theatre, Floyd takes a three-dimensional approach to crafting cocktails, relying on taste, technique and tale as the pillars of all recipes. In addition to developing a unique training program for venues around the world, Floyd’s Cocktail Theatre production provides elevated experiences on stage. He’s created top cocktail programs at leading bars and hotels around the world and is a master of molecular mixology.

Starco Brands is a disruptive and scaling company that prides itself on only tackling products and technologies that are truly behavior-changing. Starco Brands packs a powerful punch by offering high-end products in novel ways. As its newest product, WhipshotsTM is poised to shake up the spirits vertical and will launch later this year. Follow @whip_shots and visit Whipshots.com for more information.

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About WhipshotsTM

Developed by Starco Brands, WhipshotsTM is a first-of-its-kind alcoholic whipped cream that is a party in a can and will launch in 2021 with Partner and Shot Director Cardi B. WhipshotsTM is a playful shot of sophistication that will indulge your curiosity and senses. The boozy whipped cream is non-dairy, does not require refrigeration and can be found next to other spirits at retail locations and behind the bar. Follow WhipshotsTM @whip_shots and visit whipshots.com for more information leading up to launch.

About Starco Brands

Starco Brands (STCB) is an innovative branded consumer packaged goods company focused on technological innovation that changes the current landscape for the better. Starco Brands invents cutting-edge brands that change our behavior. Starco Brands is a public company for the public and develops products across a variety of categories including: Household Cleaning, Personal Care, OTC, Food, Beverage & Spirits and DIY Hardware. For more information about Starco Brands, please visit www.starcobrands.com.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, new product launches and product growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. All forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the impact of the COVID-19 pandemic, the competitive nature of the industries in which we conduct our business, general business and economic conditions, our ability to acquire suitable businesses, our ability to successfully launch new products and seize market share, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 202020 and our subsequent interim reports on Form 10-Q and 8-K. Copies of our SEC filings are available on our website at www.starcobrands.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof

MEDIA CONTACT:

Ariel Moses | Rogers & Cowan PMK

Whipshots@rogersandcowanpmk.com